UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Adelaide Chambers, Peter Street, Dublin 8, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-649-8521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 5, 2014, the compensation committee of our board of directors approved a performance cash bonus program for the members of our executive committee and executive leadership team, including our executive officers (the “Cash Bonus Program”). Participants in the Cash Bonus Program will be eligible for a specified cash bonus, the amount of which bonus is determined by whether our total compounded annualized shareholder rate of return (“TSR”) for the period from November 5, 2014 to May 6, 2015 is greater than or equal to a specified threshold that ranges between 15% and 60%, and which bonus will be earned and payable only if the TSR for the period from November 5, 2014 to November 4, 2017 is greater than 15%.

The total bonus pool that may be payable under the Cash Bonus Program will be calculated as of May 6, 2015 and may range from $4.5 to $17.0 million, depending upon the TSR for the period from November 5, 2014 to May 6, 2015. The portion of the total bonus pool payable to individual participants will be based on pre-determined allocations established by our compensation committee. Participants must remain employed by us through November 4, 2017 unless a participant’s earlier departure from employment by us is due to death, disability, termination without cause or a change in control transaction, to be further defined in a written plan. Bonus payments under the Cash Bonus Program, if any, will be made after November 4, 2017.

The TSR for the period from November 5, 2014 to May 6, 2015 will be calculated using the 20-day volume weighted average trading price of our ordinary shares (“20-day VWAP”) on each of November 5, 2014 and May 6, 2015, and the TSR for the period from November 5, 2014 to November 4, 2017 will be calculated using the 20-day VWAP on each of November 5, 2014 and November 4, 2017. The 20-day VWAP on November 5, 2014 was $12.08. If the 20-day VWAP as of May 6, 2015 is less than $12.95, the TSR for the period from November 5, 2014 to May 6, 2015 would be less than 15%, so no cash bonuses would be paid under the Cash Bonus Program. Even if the TSR for the period from November 5, 2014 to May 6, 2015 is 15% or greater, if the 20-day VWAP as of November 4, 2017 is less than or equal to $18.37, the TSR for the period from November 5, 2014 to November 4, 2017 would not be greater than 15%, so no cash bonuses would be paid under the Cash Bonus Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2014	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer